                                                                    Exhibit 99.1

                            LETTER OF TRANSMITTAL
                                     for
                          Tender of all Outstanding
              8 5/8% Series A Senior Subordinated Notes Due 2009
                               in Exchange for
              8 5/8% Series B Senior Subordinated Notes Due 2009
                                      of
                        Horseshoe Gaming Holding Corp.

                 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
       NEW YORK CITY TIME, ON _________, 1999 (THE "EXPIRATION DATE"),
              UNLESS EXTENDED BY HORSESHOE GAMING HOLDING CORP.

                                EXCHANGE AGENT:

                   U.S. TRUST COMPANY, NATIONAL ASSOCIATION

   By Registered or Certified Mail:                          By Overnight Courier:
U.S. Trust Company, National Association          U.S. Trust Company, National Association
c/o United States Trust Company of New York      c/o United States Trust Company of New York
             P.O. Box 841                                   770 Broadway, 13th Floor
         Peter Cooper Station                               New York, New York 10003
     New York, New York 10276-0841                    Attention: Corporate Trust Operations

              By Hand:                                             By Facsimile:
U.S. Trust Company, National Association                         (212) 420-6211
c/o United States Trust Company of New York                 Attention: Customer Service
      111 Broadway, Lower Level
     New York, New York 10006-1906                             Confirm by telephone:
  Attention: Corporate Trust Operations                           (800) 225-2398

      Delivery of this Letter of Transmittal to an address other than as set forth above or transmission of instructions via facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

      The undersigned acknowledges receipt of the Prospectus dated __________, 1999 (the "Prospectus") of Horseshoe Gaming Holding Corp. (the "Company"), which, together with this Letter of Transmittal (the "Letter of Transmittal"), constitute the Company's offer (the "Exchange Offer") to exchange $1,000 in principal amount of a new series of 8 5/8% Series B Senior Subordinated Notes Due 2009 (the "New Notes") of the Company for each $1,000 in principal amount of outstanding 8 5/8% Series A Senior Subordinated Notes Due 2009 (the "Original Notes") of the Company. The terms of the New Notes are identical in all material respects to the terms of the

Original Notes for which they may be exchanged pursuant to the Exchange Offer, except that the offer and sale of the New Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, the New Notes will not bear legends restricting the transfer thereof.

      The undersigned has checked the appropriate boxes below and signed this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

      PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE CHECKING ANY BOX BELOW.

      THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

      List below the Original Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, the Certificate Numbers and Principal Amounts should be listed on a separate signed schedule affixed hereto.

=============================================================================================
                 DESCRIPTION OF ORIGINAL NOTES TENDERED HEREWITH
=============================================================================================
Name(s) and Address(es) of         Certificate       Aggregate             Principal Amount
Registered Holder(s) (Please       Number(s)         Principal Amount      Tendered*
fill in)                                             Represented by
                                                     Notes

                                                     -----------------     ------------------
                                   Total             $                     $
                                   ================= =================     ==================
---------------------------------------------------------------------------------------------
*     Unless otherwise indicated, the holder will be deemed to have tendered the full aggregate principal amount represented by Original Notes.  See Instruction 2.
=============================================================================================

      This Letter of Transmittal is to be used if certificates for Original Notes are to be forwarded herewith.


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

      Unless the context requires otherwise, the term "Holder" for purposes of this Letter of Transmittal means any person in whose name Original Notes are registered or any other person who has obtained a properly completed bond power from the registered holder.

      Holders whose Original Notes are not immediately available or who cannot deliver their Original Notes and all other documents required hereby to the Exchange Agent on or prior to the Expiration Date may tender their Original Notes according to the guaranteed delivery procedure set forth in the Prospectus in the section "The Exchange Offer" under the heading "Procedures for Tendering."

|_|   CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED
      PURSUANT TO A NOTICE OF GUARANTEED DELIVERY AND COMPLETE
      THE FOLLOWING:

      Name of Registered Holder(s):_____________________________________________

      Name of Eligible Institution that Guaranteed Delivery:____________________

|_| CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO AND COMPLETE THE FOLLOWING:

      Name:_____________________________________________________________________

      Address:__________________________________________________________________


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

               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

      Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the above-described principal amount of Original Notes. Subject to, and effective upon, the acceptance for exchange of the Original Notes tendered herewith, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Company all of the undersigned's right, title and interest in and to such Original Notes. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that said Exchange Agent acts as the agent of the Company in connection with the Exchange Offer) to cause the Original Notes to be assigned, transferred and exchanged. The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Original Notes and to acquire New Notes issuable upon the exchange of such tendered Original Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Original Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned also warrants that, upon request, it will execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Original Notes.

      The Exchange Offer is subject to certain conditions as set forth in the Prospectus in the section "Exchange Offer" under the heading "Conditions." The undersigned recognizes that as a result of these conditions (which may be waived, in whole or in part, by the Company) as more particularly set forth in the Prospectus, the Company may not be required to exchange any of the Original Notes tendered hereby and, in such event, the Original Notes not exchanged will be returned to the undersigned at the address shown below the signature of the undersigned.

      By tendering, each Holder of the Original Notes who wishes to exchange Original Notes for New Notes in the Exchange Offer represents and acknowledges, for the Holder and for each beneficial owner of such Original Notes, whether or not the beneficial owner is the Holder, that: (i) the New Notes to be acquired by the Holder and each beneficial owner, if any, are being acquired in the ordinary course of business; (ii) neither the Holder nor any beneficial owner is an affiliate, as defined in Rule 405 of the Securities Act of the Company or any of the Company's subsidiaries; (iii) any person participating in the Exchange Offer with the intention or purpose of distributing New Notes received in exchange for Original Notes, including a broker-dealer that acquired Original Notes directly from the Company, but not as a result of market-making activities or other trading activities, will comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale of the New Notes acquired by such person; (iv) if the Holder is not a broker-dealer, the Holder and each beneficial owner, if any, are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in any distribution of the New Notes received in exchange for Original Notes; and (v) if the Holder is a broker-dealer that will receive New Notes for the Holder's own account in exchange for Original

Notes, the Original Notes to be so exchanged were acquired by the Holder as a result of market-making or other trading activities and the Holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in the Exchange Offer. However, by so representing and acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

      All authority herein conferred or agreed to be conferred shall survive the death, bankruptcy or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the business day prior to the Expiration Date.

      Certificates for all New Notes delivered in exchange for tendered Original Notes and any Original Notes delivered herewith but not exchanged, in each case registered in the name of the undersigned, shall be delivered to the undersigned at the address shown below the signature of the undersigned.

                                              (signature(s) on following page)


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

                         TENDERING HOLDER(S) SIGN HERE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           Signature(s) of Holder(s)

Dated:               , 1999

(Must be signed by registered Holder(s) exactly as name(s) appear(s) on certificate(s) for Original Notes or by any person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the full title of such person.) See Instruction 3.

Name(s):________________________________________________________________________

________________________________________________________________________________
                                (Please Print)

Capacity (full title):__________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________
                             (Including Zip Code)

Area Code and Telephone No.: ___________________________________________________

Tax Identification No.__________________________________________________________


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

                           GUARANTEE OF SIGNATURE(S)
                      (If Required -- See Instruction 3)

Authorized
Signature:______________________________________________________________________

Name:___________________________________________________________________________

Title:__________________________________________________________________________

Address:________________________________________________________________________

Name of Firm:___________________________________________________________________

Area Code and Telephone No.:____________________________________________________

Dated: __________________, 1999

                                 INSTRUCTIONS

                   Forming Part of the Terms and Conditions
                             of the Exchange Offer

      1. Delivery of this Letter of Transmittal and Certificates. Certificates for all physically delivered Original Notes, as well as a properly completed and duly executed copy of this Letter of Transmittal or facsimile thereof, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at any of its addresses set forth herein on or prior to the Expiration Date.

      The method of delivery of this Letter of Transmittal, the Original Notes and any other required documents is at the election and risk of the Holder and, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service.

      Holders whose Original Notes are not immediately available or who cannot deliver their Original Notes and all other required documents to the Exchange Agent on or prior to the Expiration Date may tender their Original Notes pursuant to the guaranteed delivery procedure set forth in the Prospectus in the section "Exchange Offer" under the heading "Procedures for Tendering." Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution (as defined in the Prospectus); (ii) on or prior to the Expiration Date, the Exchange Agent must have received from such Eligible Institution a letter, telegram or facsimile transmission setting forth the name and address of the tendering Holder, the names in which such Original Notes are registered, and, if possible, the certificate numbers of the Original Notes to be tendered; and (iii) all tendered Original Notes as well as this Letter of Transmittal and all other documents required by this Letter of Transmittal must be received by the Exchange Agent within three trading days after the date of execution of such letter, telex, telegram or facsimile transmission, all as provided in the Prospectus in the section "Exchange Offer" under the heading "Procedures for Tendering."

      No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or facsimile thereof), shall waive any right to receive notice of the acceptance of the Original Notes for exchange.

      2. Partial Tenders; Withdrawals. Tenders of Original Notes will be accepted in denominations of $1,000 principal amount and integral multiples in excess thereof. If less than the entire principal amount of Original Notes evidenced by a submitted certificate is tendered, the tendering Holder must fill in the principal amount tendered in the box entitled "Principal Amount Tendered." A newly issued certificate for the principal amount of Original Notes submitted but not tendered will be sent to such Holder as soon as practicable after the Expiration Date. All Original Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

      Tenders of Original Notes pursuant to the Exchange Offer are irrevocable, except that Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date. To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Original Notes to be withdrawn, the certificate numbers and designation of the Original Notes to be withdrawn, the principal amount of Original Notes delivered for exchange, a statement that such a Holder is withdrawing its election to have such Original Notes exchanged, and the name of the registered Holder of such Original Notes, and must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Original Notes being withdrawn. The Exchange Agent will return the properly withdrawn Original Notes promptly following receipt of notice of withdrawal.

      3. Signature on this Letter of Transmittal; Written Instruments and Endorsements; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered Holder(s) of the Original Notes tendered hereby, the signature must correspond with the name(s) as written on the face of certificates without alteration, enlargement or any change whatsoever.

      If any of the Original Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

      If a number of Original Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of Original Notes.

      When this Letter of Transmittal is signed by the registered Holder or Holders of Original Notes listed and tendered hereby, no endorsements of certificates or separate written instruments of transfer or exchange are required.

      If this Letter of Transmittal is signed by a person other than the registered Holder or Holders of the Original Notes listed, such Original Notes must be endorsed or accompanied by separate written instruments of transfer or exchange in form satisfactory to the Company and duly executed by the registered Holder or Holders, in either case signed exactly as the name or names of the registered Holder or Holders appear(s) on the Original Notes.

      If this Letter of Transmittal, any certificates or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

      Endorsements on certificates or signatures on separate written instruments of transfer or exchange required by this Instruction 3 must be guaranteed by an Eligible Institution.

      Signatures on this Letter of Transmittal need not be guaranteed by an Eligible Institution, provided the Original Notes are tendered: (i) by a registered Holder of such Original Notes; or (ii) for the account of any Eligible Institution.

      4. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes, or Original Notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Original Notes tendered hereby, or if a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering Holder.

      Except as provided in this Instruction 4, it will not be necessary for transfer tax stamps to be affixed to the Original Notes listed in this Letter of Transmittal.

      5. Waiver of Conditions. The Company reserves the absolute right to waive, in whole or in part, any of the conditions to the Exchange Offer set forth in the Prospectus.

      6. Mutilated, Lost, Stolen or Destroyed Notes. Any Holder whose Original Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

      7. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number set forth above. In addition, all questions relating to the Exchange Offer, as well as requests for assistance or additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address specified in the Prospectus.

      8. Irregularities. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Letters of Transmittal or Original Notes will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all Letters of Transmittal or tenders that are not in proper form or the acceptance of which would, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to the particular Original Notes covered by any Letter of Transmittal or tendered pursuant to such Letter of Transmittal. None of the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. The


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

Company's interpretation of the terms and conditions of the Exchange Offer shall be final and binding.

      9. Definitions. Capitalized terms used in this Letter of Transmittal and not otherwise defined have the meanings given in the Prospectus.

      IMPORTANT: This Letter of Transmittal or a facsimile thereof (together with certificates for Original Notes and all other required documents) or a Notice of Guaranteed Delivery must be received by the Exchange Agent on or prior to the Expiration Date.


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